As filed with the Securities and Exchange Commission on April 29, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Jinxin Technology Holding Company

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
Floor 8, Building D, Shengyin Building, Shengxia Road 666 Pudong District, Shanghai 201203 People’s Republic of China +86 21-5058-2081
(Address of Principal Executive Offices and Zip Code)

Amended and Restated 2025 Share Incentive Plan
(Full title of the plan)

Cogency Global Inc. 122 East 42nd Street, 18th Floor New York, NY 10168 +1 800-221-0102
(Name, address and telephone number, including area code, of agent for service)

Copies to:

Jin Xu
Chairman of the Board of Directors and Chief
Executive Officer
Jinxin Technology Holding Company

Floor 8, Building D, Shengyin Building, Shengxia Road 666
Pudong District, Shanghai 201203
People’s Republic of China
+86 21-5058-2081

Steve Lin, Esq. Han Kun Law Offices LLP Rooms 4301-10, 43/F., Gloucester Tower The Landmark 15 Queen’s Road Central Hong Kong +852 2820-5600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This registration statement (the “Registration Statement”) on Form S-8 is being filed by Jinxin Technology Holding Company (the “Registrant”) for the purpose of registering 129,420,000 additional ordinary shares of the Registrant, par value US$0.00001428571428 per share (the “Ordinary Shares”), issuable under the Amended and Restated 2025 Share Incentive Plan, previously known as the 2025 Share Incentive Plan. Under the Registrant’s original 2025 Share Incentive Plan, for which a registration statement on Form S-8 (File No. 333-284449) was filed with the Securities and Exchange Commission (the “Commission”) on January 24, 2025 (the “Prior Registration Statement”), the maximum aggregate number of Ordinary Shares available for grant of awards was 63,082,980. On April 27, 2025, the Registrant adopted the Amended and Restated 2025 Share Incentive Plan, pursuant to which the maximum aggregate number of Ordinary Shares available for grant of awards is increased to 192,502,980.

The Registration Statement relates to the securities of the same class as that to which the Prior Registration Statement relates and is submitted in accordance with General Instruction E to Form S-8 regarding registration of additional securities. In accordance with such instruction, except as otherwise set forth below, the contents of the Prior Registration Statement are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents previously filed with the Commission by the Registrant are incorporated herein by reference.

(a)	The Registrant’s annual report on Form 20-F (File No. 001-42287) for the fiscal year ended December 31, 2024 filed with the Commission on April 18, 2025 pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b)	The Registrant’s registration statement on Form S-8 (File No.: 333-284449) filed with the Commission on January 24, 2025; and

(c)	The description of the Registrant’s ordinary shares incorporated by reference in the Registrant’s registration statement on Form 8-A (File No. 001-42287) filed with the Commission on September 26, 2024 under the Exchange Act, including any amendment and report subsequently filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8. EXHIBITS

The Exhibits listed on the accompanying Exhibit Index are filed as a part of, or incorporated by reference into, this Registration Statement (See Exhibit Index below).

II-1

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
4.1	Sixth Amended and Restated Memorandum and Articles of Association of the Registrant, as currently effective (incorporated herein by reference to Exhibit 3.2 to the registration statement on Form F-1 (File No. 333-273884), as amended, initially filed with the Securities and Exchange Commission on August 10, 2023)

4.2	Registrant’s Specimen Certificate for Ordinary Shares (incorporated herein by reference to Exhibit 4.2 to the registration statement on Form S-8 (File No. 333-284449) filed with the Securities and Exchange Commission on January 24, 2025)

4.3*	Deposit Agreement, dated December 5, 2024, among the Registrant, the depositary and the holders and beneficial owners of American Depositary Shares issued thereunder

5.1*	Opinion of Campbells

10.1*	Amended and Restated 2025 Share Incentive Plan

23.1*	Consent of Campbells (included in Exhibit 5.1)

23.2*	Consent of WWC, P.C., an independent registered public accounting firm

24.1*	Power of Attorney (included on the signature page)

107*	Filing Fee Table

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, China, on April 29, 2025.

Jinxin Technology Holding Company

By:	/s/ Jin Xu
Name:	Jin Xu
Title:	Chairman of the Board of Directors and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, severally and not jointly, each of Jin Xu and Jun Jiang, with full power to act alone, as his or her true and lawful attorney-in-fact, with the power of substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on April 29, 2025.

Signature	Title

/s/ Jin Xu	Chairman of the Board of Directors and Chief Executive Officer
Jin Xu	(Principal Executive Officer)

/s/ Jun Jiang	Director and Chief Operating Officer
Jun Jiang

/s/ Liwei Zhang	Independent Director
Liwei Zhang

/s/ Anran You	Independent Director
Anran You

/s/ Zhenyu Zhao	Independent Director
Zhenyu Zhao

/s/ Huazhen Xu	Chief Financial Officer
Huazhen Xu	(Principal Financial and Accounting Officer)

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Jinxin Technology Holding Company, has signed this Registration Statement or amendment thereto in New York, New York on April 29, 2025.

Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President